Exhibit 10.54

EXECUTION VERSION

SECURITIES PLEDGE AGREEMENT

DATED 10 FEBRUARY 2005

between

Nordural Holdings I ehf.

Nordural Holdings II ehf.

and

Norðurál ehf.

and

Kaupthing Bank hf.

as Security Trustee

TABLE OF CONTENTS

1. DEFINITIONS	4
2. PLEDGE	5
3. SECURITY FOR SECURED LIABILITIES	6
4. DUTIES OF THE SECURITY TRUSTEE; PLEDGOR REMAINS LIABLE	7
5. REPRESENTATIONS AND WARRANTIES	8
6. FURTHER ASSURANCES	9
7. PLACE OF PERFECTION; RECORDS	10
8. COVENANTS OF THE PLEDGOR	10
9. SPECIAL PROVISIONS RELATING TO THE STOCK COLLATERAL	11
10. SECURITY TRUSTEE APPOINTED ATTORNEY-IN-FACT	11
11. SECURITY TRUSTEE MAY PERFORM	12
12. RIGHTS AND REMEDIES	12
13. AMENDMENTS; ETC	13
14. CONTINUING ASSIGNMENT AND SECURITY INTEREST	13
15. COVENANT TO PAY	14
16. DELEGATES	14
17. NO WAIVER	14
18. MISCELLANEOUS	15
19. NOTICES	15
20. SEVERABILITY	16
21. SECURITY INTEREST ABSOLUTE	17
22. EXPENSES AND INDEMNITY	17
23. UNDERTAKING OF THE BORROWER	17
24. CAPTIONS	17
25. COUNTERPARTS	18
26. GOVERNING LAW; SUBMISSION TO JURISDICTION	18

          THIS SECURITIES PLEDGE AGREEMENT is dated February 10, 2005, between Norðurál ehf. (the “Borrower”), Nordural Holdings I ehf., Nordural Holdings II ehf., private limited liability companies organized and operated under the laws of Republic of Iceland who all have their chief executive offices located at Grundartangi, 301 Akranes, Iceland (the Borrower, Nordural Holdings I ehf. and Nordural Holdings II each a “Pledgor” collectively the “Pledgors”), and Kaupthing Bank hf., as agent and trustee (together with its successors, transferees and assigns in such capacity pursuant to the Loan Agreement referred to below, the “Security Trustee”) for the Secured Parties as defined below.

          The Borrower was established for the purpose of constructing and operating a smelter at Grundartangi in the Municipalities of Skilmannahreppur and Hvalfjardastrandahreppur, County of Borgarfjardarsýsla, Iceland, for the production of aluminium. The annual production capacity of the smelter was initially 60.000 tonnes of Aluminium, later increased to 90.000 tonnes of Aluminium per annum. The Borrower is currently working on an expansion of the capacity of the smelter up to at least 212.000 tonnes per annum (the “Facilities”).

          The Borrower refinanced its senior indebtedness in 2003, and financed its operations and the expansion of its smelting capacity with a loan of USD 185.000.000 made to the Borrower pursuant to a senior facility agreement, dated on 2 September, 2003, originally between, inter alia, the Borrower, The Royal Bank of Scotland plc, BNP Paribas S.A. and Fortis Bank (Nederland) N.V. as arrangers,, BNP Paribas S.A. as account bank, The Royal Bank of Scotland plc as agent and BNP Paribas S.A. as security trustee. The facility agreement was amended on April 27, 2004, and amended and restated August 16, 2004, among the Borrower, Kaupthing Bank hf. and Landsbanki Íslands hf. as the arrangers, BNP Paribas S.A. as the account bank, Landsbanki Íslands hf. as the agent, and Kaupthing Bank hf. as the security trustee (the “Senior Facility Agreement”).

          As a condition precedent for providing the loan under the Senior Facility Agreement, Columbia Ventures Corporation, under and in accordance with a share pledge agreement, dated 2 September 2003, pledged all of its shares in the Borrower, as a security for the payment of the Secured Liabilities under the Senior Facility Agreement. Nordural Holdings I ehf. and Nordural Holdings II ehf. acceded to the share pledge agreement by a share pledge accession dated 27 April 2004 after purchasing all issued and outstanding shares in the Borrower from Columbia Ventures Corporation. The share pledge agreement was amended and restated on 16 December 2004 (the “Precedent Share Pledge Agreement”).

          Under a Deed of Retirement and Appointment, dated 16 August 2004, BNP Paribas S.A. resigned as security trustee under the Precedent Share Pledge Agreement and assigned and transferred its rights and obligations as the Security Trustee under that agreement to Kaupthing Bank hf. who was appointed as a new Security Trustee under the same.

          Pursuant to a share sale and purchase agreements dated 30 December 2004 the Borrower purchased 5,47% of the then outstanding shares in the Borrower from Nordural Holdings I ehf. and Nordural Holdings II ehf. The Borrower paid for such shares by issuing subordinated notes to Nordural Holdings I ehf. and Nordural Holdings II ehf.

          The Borrower will refinance its debt under the Senior Facility Agreement, and finance its operation with a loan of USD 365.000.000, to be made to the Borrower pursuant to a Loan Agreement, dated on or around 10 February 2005 (the “Loan Agreement”), among the Borrower, Landsbanki Íslands hf. and Kaupthing Bank hf. as joint bookrunners and lead arrangers, Landsbanki Íslands hf. as administrative agent, Kaupthing Bank hf. as security trustee and the lenders from time to time party thereto (the “Lenders”). It is a condition precedent under the Loan Agreement that the Pledgors and the Borrower enter into this Agreement.

          The Pledgors own 100% of the issued and outstanding shares of the capital stock of the Borrower which is in total USD160.000.000. The Pledgor Nordural Holdings I ehf. owns 113.461.452 of the Pledged Shares, which constitutes 71% of the issued and outstanding shares of capital stock of the Borrower. The Pledgor Nordural Holdings II ehf. owns 37.820.484 of the Pledged Shares, which constitutes 24% of the issued and outstanding shares of capital stock of the Borrower. The Pledgor Nordural ehf. owns 8.718.064 of the Pledged Shares, which constitutes 5% of the issued and outstanding shares of capital stock of the Borrower, as of the date hereof.

          In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS:

(a)	(i) Capitalised terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement and clause 1.2 (Other Definitional Provisions) of the Loan Agreement shall apply to this agreement mutatis mutandis.

(ii) Unless otherwise stated, any reference herein to any Person shall include its permitted successors, transferees and assigns.

(iii) Reference to a Loan Document or any other document is a reference to that Loan Document or other document as amended, novated, replaced or supplemented from time to time.

(b)	The following terms shall have the following meanings (all terms defined in this Section 1 or in the other provisions of this agreement in the singular shall include the plural and vice versa):

       “Dividend” shall mean any dividend on any shares of any class of stock of the Borrower or any other distribution in respect thereof (other than dividends payable solely in shares of such stock) and any payments on account of the purchase, redemption, retirement or other acquisition of any stock of the Borrower, or any warrants or options therefor, whether in cash or in property or in obligations or securities.

     “Documents” shall mean the Loan Documents and any other document entered into or to be entered into in connection with the operation of the Facilities.

     “Finance Parties” means the Agents and the Lenders as defined in the Loan Agreement.

     “Lien” shall mean, with respect to any property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others or security interest or encumbrance of any kind in respect of such property.

     “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or Governmental Authority.

     “Security Asset” means any asset that is the subject of any Lien or other security interest or arrangement having the effect of conferring rights equivalent to security under the Security Documents.

     “Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to any Finance Party under each Loan Document to which the Borrower is a party (excluding the Subordination Agreement) together with all costs, charges and expenses incurred by any Finance Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents on a full indemnity basis except for any obligation or liability which, if it were so included, would result in this agreement to be unlawful. The term “Loan Document” includes all amendments and supplements including supplements providing for further advances.

     “Secured Party” means each and any Finance Party.

     “Security Period” means the period beginning on the date hereof and ending on the date upon which the Security Trustee is satisfied (acting reasonably) that all the Secured Liabilities, which have arisen, have been unconditionally and irrevocably paid and discharged in full or (if earlier) the security hereby created has been unconditionally and irrevocably released and discharged.

SECTION 2. PLEDGE

          As security for the payment and/or performance when due and/or discharge (whether at stated maturity, acceleration or otherwise) of the Secured Liabilities, now existing or hereafter arising, the Pledgors hereby pledge and grant to the Security Trustee by way of first ranking security for the benefit of the Secured Parties a Lien on and in all of the Pledgors’ rights, titles and interests in, to and under the following, whether now or hereafter existing and whether now owned or hereafter acquired (all being collectively referred to herein as the “Collateral”):

          (a) all of the shares of capital stock of whatever class of the Borrower now or hereafter owned by the Pledgors (collectively, the “Pledged Shares”);

          (b) all shares, securities, money, dividends, rights to receive dividends or property representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or with respect to the Pledged Shares or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefore, and any subscription warrant, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares;

          (c) without affecting the obligations of the Pledgors or the Borrower under any provision prohibiting such action hereunder or under the Documents, in the event of any consolidation or merger in which the Borrower is not the surviving entity, all shares owned by Pledgors of each class of the capital stock of the successor entity formed by or resulting from such consolidation or merger; and

          (d) All notes, bonds or similar instruments issued by the Borrower, now or hereafter owned by the Pledgors, including the subordinated notes issued by the Borrower to Nordural Holdings I ehf. and Nordural Holdings II ehf. as payment for 5.47% of its own shares then outstanding, in the amounts of USD 11.205.922 and USD 3.735.307 dated 1 October 2004, due 1 October 2011 (the “Pledged Notes”).

          (e) to the extent not included in the foregoing, all cash and non-cash proceeds of and to any and all of the foregoing.

SECTION 3. SECURITY FOR SECURED LIABILITIES. APPLICATION OF PROCEEDS.

          This agreement secures the payment and/or performance and/or discharge of the Secured Liabilities now existing or hereafter arising. Notwithstanding any other provision contained herein the parties hereto acknowledge that until the expiry of the Security Period, all rights of the Security Trustee with respect to the Collateral shall be exercised by the Security Trustee (or its nominees, delegates or sub-delegates, as appropriate) and any proceeds of the Collateral shall, upon the exercise of any remedies hereunder in respect thereof, be applied exclusively to the payment of Secured Liabilities in the following order of priorities, but without prejudice to any right of any Secured Party to recover any shortfall from the Borrower:

     First: to pay all unpaid cost and expenses incurred in connection with such enforcement, including reasonable compensation to agents of and counsel for the Agents, and all expenses, liabilities and advances incurred or made by the Agents in connection with the Security Documents, and any other amounts then due and payable to the Agents pursuant to the Loan Agreement;

     Second: to pay pro rata the unpaid principal of the Secured Liabilities in accordance with the provisions of the Loan Agreement, until payment in full of the principal of all Secured Liabilities shall have been made (or so provided for);

     Third: to pay pro rata (i) all interest on the Secured Liabilities and (ii) all commitment fees, agent fees and other fees payable under the Loan Agreement, until payment in full of all such interest and fees shall have been made;

          Fourth: to pay pro rata all other Secured Liabilities, until payment in full of all such other Secured Liabilities shall have been made (or so provided for); and

          Finally: to pay to the relevant Pledgor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

SECTION 4. DUTIES OF THE SECURITY TRUSTEE; PLEDGORS REMAIN LIABLE.

          (a) The rights conferred on the Security Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such rights. The Security Trustee shall have no duty (except to the extent required by applicable law) as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Collateral. Neither the Security Trustee, any other Secured Party nor any of their directors, officers, employees, delegates, sub-delegates, nominees or agents shall be liable for failure to demand, collect or realise any of the Collateral or for any delay in doing so nor shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or otherwise.

          (b) Anything herein to the contrary notwithstanding, the Pledgors shall remain liable in respect of the Collateral and under each Document to which it is a party to make all payments and to perform and satisfy all of its duties and obligations in respect thereof to the same extent as if this agreement had not been executed. The exercise by the Security Trustee of any of the rights and remedies hereunder shall not release the Pledgors from any of its duties or obligations in respect of the Collateral and under each Document to which it is a party. Neither the Security Trustee nor any of the Secured Parties shall have any obligation or liability in respect of the Collateral by reason of this agreement, nor shall the Security Trustee, nor any of the Secured Parties, be obligated to perform or satisfy any of the obligations or duties of the Pledgors thereunder.

          (c) The Security Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of its rights, powers and discretions (in circumstances where it is obliged to do so under the terms of the Loan Documents). Neither the Security Trustee nor any of its officers or employees will be liable, by reason of entering into possession of any of the Security Assets or exercising in whatever capacity any rights, powers, discretions or obligations in respect of the Collateral, for any loss, damage, liability or expense arising therefrom save to the extent that the same shall be caused by the Security Trustee’s own wilful default or failure to account for receipts (in circumstances where it is obliged to do so under the terms of the Loan Documents) or that of its officers or employees.

          (d) All the provisions of this Section shall apply, mutatis mutandis, in respect of the liability of any delegate or other person appointed or authorised to carry out any of the duties or obligations of, or to exercise all or any of the rights, powers or discretions vested in, the Security Trustee under or pursuant to this agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES. UNDERTAKINGS.

The Pledgors represent and warrant on the date hereof and on each date during the Security Period with reference to the facts and circumstances then existing as follows:

          (a) The execution, delivery and performance by the Pledgors of this agreement shall not result in or create any Lien (other than the pledge provided for herein) upon or with respect to any of the Collateral.

          (b) This agreement creates in favour of the Security Trustee a valid and, upon the Pledgors’ notification to the Borrower of the pledge in the Pledged Shares and delivery of the Pledged Notes to the Security Trustee, enforceable security interest in the Collateral, subject to no Liens other than pursuant to this pledge, securing the payment and performance of the Secured Liabilities, and all filings and other actions necessary or desirable to perfect and protect such security interest and the priority thereof, including the Borrower receiving a notification of the pledge in the Pledged Shares from the Pledgors, have been or will forthwith be duly made or taken.

          (c) The Pledgors are lawfully possessed of ownership of the Collateral, subject to no Liens other than pursuant to this pledge (and, with respect to the stock collateral, no right or option to acquire the same exists in favour of any other Person), and have full power and lawful authority to grant the pledge and security interest in and assignment of the Collateral hereunder. The Pledgors will, so long as any Secured Liabilities shall be outstanding, warrant and defend its title to the Collateral against claims and demands of all Persons whomsoever.

          (d) The Pledged Shares are, and to the extent owned by the Pledgors hereafter will be duly authorised, validly issued, fully paid and none of such Pledged Shares is or will be subject to any contractual restriction, or any restriction under the certificate of incorporation or by-laws of the Borrower upon the transfer of such Pledged Shares, save for any such restriction which has been fully and irrevocably waived (except for any such restriction contained herein or in the Loan Agreement).

          (e) The Pledgors own all of the Pledged Shares and the Pledged Shares constitute 100% of the issued and outstanding shares of capital stock of any class of the Borrower beneficially owned by the Pledgors (whether or not registered in the names of the Pledgors). The Pledgors shall deliver to the Security Trustee undated stock powers duly executed in blank or other separate documents executed by the Pledgors that are effective for the purpose of granting the power to assign, transfer or redeem, forthwith after the issue of such Pledged Shares and a statement from the board of directors of the Borrower which confirms that the Borrower has been notified of the pledge in the Pledged Shares and that no other pledge in the Pledged Shares has been notified before.

          (f) The chief executive office of the Pledgors is located at Grundartangi, 301 Akranes, Iceland, or, where notice of a change in the chief executive office has been given to the Security Trustee in accordance with Section 8(d) the address of the chief executive office stated in that notice.

SECTION 6. FURTHER ASSURANCES.

          (a) The Pledgors shall, if any of the Pledged Notes, Pledged Shares or related warrants, rights or options required to be pledged by the Pledgors pursuant to Section 2 hereof are received by the Pledgors, forthwith (i) notify the Security Trustee of such shares or securities so received by the Pledgors, and (ii) provide the Security Trustee with undated stock powers duly executed in blank or other separate documents executed by the Pledgor that are effective for the purpose of granting the power to assign, transfer or redeem such shares or securities, and (iii) notify the Borrower of the pledge of the Pledged Shares all of which thereafter shall be held by the Security Trustee, pursuant to the terms of this agreement, as part of the Collateral, and/or (iv) take such other action as the Security Trustee (acting reasonably) shall deem necessary or desirable to create, preserve, perfect or protect the Lien created hereunder in such shares, securities, rights, warrants and options referred to in said Section 2.

          (b) The Pledgors agree that from time to time, upon request of the Security Trustee, and at the expense of the Pledgors, the Pledgors will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Security Trustee may reasonably request, in order to create, preserve, perfect or protect the Liens granted or purported to be granted hereby or the priority thereof or to enable the Security Trustee or any of its nominees, delegates or sub-delegates to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Pledgors will: (i) execute and file (a) financing statements describing the Collateral in all jurisdictions of the Security Trustee’s choosing, (b) amendments to financing statements with respect to changes in names, identities, corporate structures or addresses of the Pledgors or any of the Secured Parties and (c) continuation statements in respect of any such financing statements, and (ii) if any part of the Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Security Trustee such note or instrument duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Security Trustee and (iii) execute and file such instruments, endorsements or notices, as may be necessary or as the Security Trustee may reasonably request, in order to create, preserve, perfect, protect or enforce the Liens granted or purported to be granted hereby including, without limitation, causing any and all of the Collateral to be transferred of record into the name of the Security Trustee or its nominee or following the exercise of the Security Trustee’s powers of realisation, in any purchaser or transferee.

          (c) The Pledgors shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all expenses incidental to the execution and acknowledgement of this agreement, any agreement supplemental hereto and any instruments of further assurance in connection herewith, and all stamp taxes and other taxes, duties imposts, assessments and charges arising out of or in connection with the execution and delivery of this agreement, any agreement supplemental hereto and any instruments of further assurance in connection herewith and shall forthwith on demand indemnify the Security Trustee and each Secured Party in respect of any liability it incurs in respect of the same. The Pledgors shall at all times indicate on the books of the Borrower that the Security Trustee is expressly empowered to vote the Pledged Shares under the conditions provided in and pursuant to the terms of this agreement.

SECTION 7. PLACE OF PERFECTION; RECORDS.

The Pledgors shall hold and preserve at its chief executive office all of its records regarding the Collateral and shall permit representatives of the Security Trustee or any Secured Party upon reasonable notice at any time during normal business hours to inspect and make abstracts from such records and shall at the expense of the Pledgors create and deliver such instruments and documents, make all filings and recordings and take all other action necessary or desirable under applicable law, or as reasonably requested by the Security Trustee, to protect and continue the priority of the Liens created under this agreement.

SECTION 8. COVENANTS OF THE PLEDGORS.

The Pledgors covenants and agrees that, during the Security Period:

          (a) The Pledgors shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the Liens provided for herein (except for Liens for taxes and assessments not then delinquent or subject to a bona-fide dispute) as well as pay, or cause to be paid, all claims for labour, materials or supplies which, if unpaid, might become a Lien thereon, and will retain copies of, and, upon request, permit the Security Trustee or any Secured Party to examine, receipts showing payment of any of the foregoing.

          (b) The Pledgors shall not create, incur, assume or suffer to exist any Lien upon any of the Collateral except pursuant to this pledge.

          (c) The Pledgors shall not sell, assign or otherwise transfer or dispose of (by operation of law or otherwise) any part of their interest in any of the Collateral save with the express prior written approval of the Majority Lenders under the Loan Agreement.

          (d) The Pledgors shall not change their corporate name, identity or company structure from the name shown on the signature pages hereof or change the location of their place of business if they have one, or their chief executive principal office unless the Pledgors shall have given to the Security Trustee at least 30 days prior written notice thereof.

          (e) The Pledgors confirm that they have waived their pre-emptive rights to purchase any shares in the Borrower and hereby confirm that waiver and undertake not to revoke such waiver for the duration of the Security Period.

SECTION 9. SPECIAL PROVISIONS RELATING TO THE COLLATERAL.

          (a) The Pledgors will cause the Pledged Shares to constitute at all times 100% of the total number of shares of each class of capital stock of the Borrower then outstanding.

          (b) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes, provided that the Pledgors agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this agreement, the Loan Agreement or any other Document or which would change the terms of the Collateral, and the Security Trustee shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 9(b).

          (c) Subject to the terms of this agreement the Pledgors shall be entitled to receive and retain any Dividends on the Collateral.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not any Secured Party exercises any available right to declare any of the Secured Liabilities due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this agreement or any other Document, all Dividends on the Collateral shall be paid directly to the Security Trustee and retained by it as part of the Collateral, subject to the terms of this agreement, and, if the Security Trustee shall so request in writing, the Pledgors agree to execute and deliver to the Security Trustee appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is waived or cured, any such Dividend therefore paid to the Security Trustee shall, upon request of the Pledgors (except to the extent thereto for applied to the Secured Liabilities by the Security Trustee pursuant to Section 3 hereof) be returned by the Security Trustee to the Pledgors.

SECTION 10. SECURITY TRUSTEE APPOINTED ATTORNEY-IN-FACT.

The Pledgors hereby by way of security only irrevocably appoint the Security Trustee and any person nominated in writing by the Security Trustee severally to be the Pledgors’ attorney-in-fact (which appointment shall be coupled with an interest)(with full powers of substitution and delegation), with full authority to act in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time in the Security Trustee’s discretion to take any action and to execute any instrument which the Security Trustee may deem necessary or advisable:

(a) to perfect or protect the security created by this agreement, including without limitation (i) executing and filing (aa) financing statements describing the Collateral in all jurisdictions of the Security Trustee’s choosing (bb) amendments to financing statements with respect to changes in names, identities, corporate structures or addresses of the Pledgors or any of the Secured Parties and (cc) continuation statements in respect of any such financing statements and (ii) delivering to the Security Trustee undated stock powers duly executed in blank and/or any other separate documents executed by the Pledgors which are effective for the purpose of granting the power to assign, transfer or redeem) and otherwise to facilitate the exercise by the Security Trustee of all or any of the rights, powers and/or discretions exercisable by the Security Trustee in accordance with and subject to the terms of this agreement; and

(b) to do anything which the Pledgors are obliged to do (but have not done) under this agreement; and

(c) on or following the occurrence of an Event of Default (whilst the same is continuing) to facilitate the realisation of all or any of the Collateral including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give discharge and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse and collect any drafts or other instrument, documents and chattel paper in connection therewith, to file any claims or take any action or institute any proceedings, that the Security Trustee may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of this agreement, and to make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to Section 12(c) hereof.

The Pledgors hereby ratify and confirm all that the Security Trustee and any of its delegates or sub-delegates or nominees, as said attorney-in-fact, shall do by virtue hereof. Notwithstanding the foregoing, except as required by applicable law, neither the Security Trustee nor any of its delegates, sub-delegates or nominees shall be obligated to exercise any right or duty as attorney-in-fact, and shall have no liabilities or duties to the Pledgors in connection therewith.

SECTION 11. SECURITY TRUSTEE MAY PERFORM.

          If the Pledgors fail to perform any obligation contained herein the Security Trustee may itself perform, or cause the performance of their obligations under this agreement and the expenses of the Security Trustee or those of any of its delegates, sub-delegates or nominees incurred in connection therewith shall be payable by the Pledgors.

SECTION 12. RIGHTS AND REMEDIES.

          (a) Without limiting the provisions of Section 9(d) hereof, if any Event of Default shall have occurred and be continuing, all payments made in any form, including, without limitation, by means of cheques, drafts, securities or instruments, thereafter received by the Pledgors under or in connection with the Collateral shall be received in trust for and on behalf of the Security Trustee, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary indorsement).

          (b) Without limiting the provisions of Section 9(d) hereof, if any Event of Default shall have occurred and be continuing, (i) the Security Trustee shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral and (ii) all payments thereafter made to the Pledgors in respect of the

Collateral and received by the Security Trustee in accordance with the provisions of this agreement or otherwise, and all proceeds of the Collateral received by the Security Trustee pursuant to paragraph (c) below, may (x) be held by the Security Trustee as collateral for the Secured Liabilities and/or (y) then or at anytime thereafter during the continuance of such Event of Default, be applied in accordance with the provisions of Section 3 hereof.

          (c) If any Event of Default shall have occurred and be continuing then, in addition to any other rights and remedies provided for herein or which may otherwise be available at law, in equity, by agreement or otherwise, the Security Trustee may;

(i) have the Collateral sold directly at a distress sale in accordance with the provisions of the Distress Sales Act, No 90/1991, without a prior court judgement, settlement or enforcement measure; or

(ii) have the Collateral redeemed; or

(iii) have the Collateral sold at a private sale.

          (d) If any Event of Default shall have occurred and be continuing, the Security Trustee or any person appointed by it may by notice to the Pledgors from the Security Trustee exercise (in place of the Pledgors) all of the Pledgors’ rights and discretions in respect of the Collateral and (acting as agent of the Pledgors or, at the Security Trustee’s discretion, jointly and severally with the Pledgors) perform any obligations of the Pledgors in respect of the Collateral.

SECTION 13. AMENDMENTS; ETC.

          The terms of this agreement may be amended or otherwise modified only by an instrument in writing duly executed by the Security Trustee and the Pledgors.

SECTION 14. CONTINUING ASSIGNMENT AND SECURITY INTEREST.

          (a) This agreement shall create a continuing assignment of and security interest in and on the Collateral and shall (i) remain in full force and effect during the Security Period, (ii) be binding upon the Pledgors, its permitted successors and assigns and (iii) inure, together with the rights and remedies of the Security Trustee hereunder, to the benefit of the Security Trustee and the Secured Parties and their respective successors, transferees and permitted assigns.

          (b) The Security Trustee may assign and transfer all of its respective rights and obligations hereunder to a replacement Security Trustee appointed in accordance with the terms of the Loan Agreement. Upon such assignment and transfer taking effect, the replacement Security Trustee shall be and be deemed to be acting as agent and trustee for each of the Secured Parties (as well as for itself) for the purposes of this agreement in place of the old Security Trustee. The Pledgors shall promptly take such action as may be necessary in order that this agreement and replacements therefor shall provide for effective and perfected security in favour of any successor or replacement of the Security Trustee permitted or duly appointed in accordance with the Loan Agreement.

          (c) The Pledgors undertake that they shall not at any time assign, transfer, novate or dispose of any of its rights, interests or obligations in respect of this agreement to any person (or agree to do any of the foregoing).

          (d) On expiry of the Security Period, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination, the Security Trustee will, at the Pledgors’ expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination and return any Collateral (if any), this pledge or any relevant documents relating thereto to the Pledgors.

SECTION 15. COVENANT TO PAY.

          The Pledgors shall pay or discharge the Secured Liabilities in the manner provided for in the Security Documents provided that the Pledgors shall have no personal liability under this Section 15 and the recourse of the Secured Parties under this Section 15 shall be limited to the Collateral.

SECTION 16. DELEGATES.

          The Security Trustee or any person designated by it hereunder may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it in connection herewith.

SECTION 17. NO WAIVER.

          No failure to exercise, and no delay in exercising, on the part of the Security Trustee or any of its agents, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 18. MISCELLANEOUS.

          If the Security Trustee considers (acting reasonably) that in respect of any amount paid by a Loan Party to any Secured Party under any Loan Document there is a material risk of such payment being avoided or otherwise set aside on the liquidation or other similar proceeding (including but not limited to the winding-up, moratorium or the seeking of composition) of such Loan Party, then such amount shall not be considered to have been irrevocably paid for the purposes hereof.

          Each party to this agreement agrees that the Security Trustee’s interests and rights under and in respect of this agreement shall be held by the Security Trustee as agent and trustee for itself and the other Secured Parties from time to time on the terms set out in the Loan Agreement. Accordingly, unless the context otherwise requires, all references in this agreement to the Security Trustee means the Security Trustee in its capacity as agent and trustee and each party to this agreement also agrees that each Secured Party from time to time shall have the benefit of this agreement.

SECTION 19. NOTICES.

          All notices or other communications under or in connection with this agreement shall be given in writing and, unless otherwise stated may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

        (a) if by letter, when delivered personally or on actual receipt; and

        (b) if by facsimile, when received in legible form.

          However, a notice given in accordance with the above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place. Without affecting the validity of any notice delivered in accordance with paragraph (b) above, a copy of each notice delivered by facsimile shall also be sent by letter to the relevant party.

          The address and facsimile number of each of the Pledgors and the Borrower are:

Nordural Holdings I ehf.
Grundartanga
301 Akranes
ICELAND

Attention: Nordural ehf. - Managing Director/Finance Manager
Fax: +354 430 1001

and

Nordural Holdings II ehf.
Grundartanga
301 Akranes
ICELAND

Attention: Nordural ehf - Managing Director/Finance Manager
Fax: +354 430 1001

Nordural ehf.
Grundartanga
301 Akranes
ICELAND

Attention: Managing Director/Finance Manager
Fax: +354 430 1001

with a copy to the Parent:

Century Aluminum
2511 Garden Road
Building A, Suite 200
Monterey, CA 93940
USA

Attention: Daniel J. Krofcheck and Gerald J. Kitchen
Fax: +1 831 642 9328

The address and facsimile number of the Security Trustee
are:

Kaupthing Bank hf.
Borgartún 19
105 Reykjavik
ICELAND

Attention: Sigurgeir Tryggvason
Fax: + 354 4446589

          or such other address and/or facsimile number as the parties may notify (in accordance with this Section 19) to the other by not less than 5 Business Days’ notice.

SECTION 20. SEVERABILITY.

          Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

SECTION 21. SECURITY INTEREST ABSOLUTE.

          The rights of the Security Trustee hereunder, the Liens created hereby and the obligations of the Pledgors hereunder are irrevocable, absolute and unconditional, irrespective of:

          (a) the validity or enforceability of the Secured Liabilities or of any Document or any other agreement or instrument relating thereto;

          (b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of any Document;

          (c) the acceleration of the maturity of any of the Secured Liabilities or any other modification of the time of payment thereof or the failure to perfect any other Lien granted to, or in favour of, the Security Trustee or any other Secured Party;

          (d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Liabilities or the failure to create, preserve, perfect or protect any other Lien granted or purported to be granted to, or in favour of, the Security Trustee or any other Secured Party; or

          (e) the occurrence of any other event or circumstances of a similar or different nature that might otherwise constitute a defence available to the Pledgors as a surety or a guarantor.

SECTION 22. EXPENSES AND INDEMNITY.

          The Borrower shall forthwith on demand pay (a) all reasonable costs and expenses (including legal fees) incurred in connection with the negotiation, preparation, printing and execution of this agreement and any other document relating thereto and (b) all costs and expenses (including legal fees) incurred in connection with the enforcement of, or the preservation of any rights under, this agreement by any Finance Party, delegate, nominee, attorney, manager, agent or other person appointed by the Security Trustee under this agreement, and keep each of them indemnified against any failure or delay in paying the same.

SECTION 23. UNDERTAKING OF THE BORROWER.

          The Borrower acting through its directors confirms that it has waived its pre-emptive rights to purchase any shares of the Borrower and hereby confirms that waiver and undertakes not to revoke such waiver for the duration of the Security Period.

SECTION 24. CAPTIONS.

          Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this agreement.

SECTION 25. COUNTERPARTS.

          This agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, and any of the parties hereto may execute this agreement by signing any such counterpart.

SECTION 26. GOVERNING LAW; SUBMISSION TO JURISDICTION.

          This agreement shall be governed by and construed in accordance with Icelandic Law. Each party hereto hereby submits to the non-exclusive jurisdiction of the Reykjavik District Court.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Pledge Agreement to be duly executed as of the day and year first above written.

Nordural Holdings I ehf.	Kaupthing Bank hf.
Grundartanga	Borgartún 19
301 Akranes	105 Reykjavik
ICELAND	ICELAND

Nordural Holdings II ehf.
Grundartanga
301 Akranes
ICELAND

Witnesses:

Id.no.

Id.no.

Norðurál ehf.
Grundartangi
301 Akranes
Iceland

Witnesses:

Id.no.

Id.no.